EXHIBIT 4.2




                   AUGUST 12, 1999 AMENDED AND RESTATED

                                  BYLAWS

                                    OF

                      Connecticut Water Service, Inc.



                                 ARTICLE I

                                  GENERAL

     These Bylaws are intended to supplement and implement applicable provisions of law and of the Certificate of Incorporation of CONNECTICUT

WATER SERVICE, INC. (the "Corporation") with respect to the regulation of the affairs of the Corporation.



                                ARTICLE II

                          MEETING OF STOCKHOLDERS

     Section 1.  PLACE OF MEETING:  Stockholders' meetings shall be held at the principal office of the Corporation or at such other place, either within or without the State of Connecticut, as shall be designated in the notice of meeting.



     Section 2.  ANNUAL MEETING; BUSINESS AT ANNUAL MEETING:  The annual meeting of the stockholders shall be held in each year at the place, on the date and at the hour designated in the call therefor.  At such meeting, the stockholders shall elect the Board of Directors and shall transact such other business as shall properly be brought before them.  At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting.  To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the

Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors or (c) otherwise properly brought before the meeting by a stockholder.



     For business to properly brought before an annual meeting by a stockholder, the business must be an appropriate matter to be acted on by the stockholders at an annual meeting and the stockholder must have given proper and timely notice thereof in writing to the Secretary of the

Corporation.  To be timely, a stockholder's notice must be delivered to or mailed and received by the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on a day which is not less than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting.  A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting: (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business a the annual meeting, (b) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the stockholder and (d) any material interest of the stockholder in such business.  The presiding officer of an annual meeting shall determine whether such proposal is or is not an appropriate matter to be acted on by the stockholders at such annual meeting, and , if the facts warrant that a matter of business was not properly brought before the meeting in accordance with the provisions of this Article II, Section 2, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be acted on at the meeting.



     Section 3.  SPECIAL MEETINGS:  Subject to Subparagraph 5 of Paragraph

B of Article SEVENTH of the Corporation's Certificate of Incorporation,

special meetings of stockholders of the Corporation may be called by the

Board of Directors pursuant to a resolution adopted by the concurring vote of Directors holding a majority of the total number of directorships (as defined in Article IV, Section 1 of these Bylaws) and shall be called upon the written request of the stockholders who hold at least thirty-five percent (35%) of all the votes entitled to be cast on any issue proposed to be considered at such special meeting.  The general purpose or purposes for which a special meeting is called shall be stated in the notice thereof,

and no other business shall be transacted at such meeting.  No proposal may be brought before a special meeting unless it is directly related to the business specified in the notice of such meeting and it is properly brought before such meeting.  To be properly brought before a special meeting, a proposal must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b)

otherwise properly brought before the meeting by or at the direction of the

Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder.



     For a proposal to be properly brought by a stockholder before a special meeting (other than nominations for election of Directors, which shall be governed by Article II, Section 7 of these Bylaws), the stockholder must have given proper and timely notice thereof in writing to the Secretary of the Corporation.  To be timely, a stockholder's notice must be delivered to or mailed and received by the Secretary of the

Corporation at the principal executive offices of the Corporation not later than the close of business on the tenth (10{th}) day following the date on which notice of such meeting is first mailed to stockholders.  A stockholder's notice to the Secretary shall set forth as to such proposal the stockholder proposes to bring before a special meeting: (a) a brief description of the matter desired to be brought before the special meeting and the reasons why such proposal is directly related to the business contained in the notice of meeting; (b) the name and address, as they appear on the Corporation's books, of the stockholder proposing such matter; (c) the class and number of shares of the Corporation which are beneficially owned by the stockholder; and (d) any  material interest of the stockholder in the proposal.  The presiding officer of a special meeting shall determine whether such proposal is or is not directly related to the business of the meeting as stated in the notice thereof, and, if the facts warrant that such proposal was not properly brought before the meting in accordance with the provisions of this Article II, Section 3, and if he should so determine, he shall so declare to the meeting and any such proposal not properly brought before the meeting shall not be acted on at the meeting.



     Section 4.  NOTICE OF MEETING:  Written notice of the date, time and place of each annual meeting and any special meeting, and in case of a special meeting, the general purpose or purposes for such meeting, shall be mailed or delivered, at least ten (10) but not more than sixty (60) days prior to the date of such meeting, to each stockholder entitled to vote at such a meeting at his residence or usual place of business, as shown on the records of the Corporation, provided that any one or more of such stockholders, as to himself or themselves, may waive such notice in writing or by attendance without protest at such meeting.



     Section 5.  QUORUM:  The holders of a majority of the shares of the issued and outstanding stock entitled to vote at a meeting, present either in person or by proxy, shall constitute a quorum for the transaction of business at such meeting of the stockholders.  If a quorum be not present at such meeting, the stockholders present in person or by proxy may adjourn to such future time as shall be agreed upon by them, and notice of such adjournment shall be given to the stockholders not present or represented at the meeting.



     Section 6.  STOCKHOLDERS' ACTION WITHOUT MEETING:  Any action which,

under any provision of the Connecticut Business Corporation Act, may be

taken at a meeting of stockholders may be taken without such a meeting if a consent in writing, setting forth the action so taken or to be taken, is signed severally or collectively by all of the persons who would be entitled to vote upon such action at a meeting or by their duly authorized attorneys.  The Secretary of the Corporation shall file such consent or consents with the minutes of the stockholders' meetings.



     Section 7.  ADVANCE NOTICE OF NOMINATIONS:  No person shall be eligible for election as a Director at any annual or special meeting of stockholders unless such person was nominated by or at the direction of the

Board of Directors or by any stockholder of the Corporation entitled to vote for the election of Directors at the meeting who complies with the following procedures.  A nomination by a stockholder shall be made only if such stockholder has given proper and timely notice in writing of such stockholder's intent to make such nomination to the Secretary of the

Corporation.  To be timely, a stockholder's notice must be delivered to or mailed and received by the Secretary of the Corporation at the principal executive offices of the Corporation not later than (i)  with respect to an election to be held at an annual meeting, and (ii)  with respect to an election to be held at a special meeting of stockholders called for election of Directors, the close of business on the tenth (10{th}) day following the date on which notice of such meeting is first mailed to stockholders.  Each such notice shall set forth: (a)  the name and address of the person or persons to be nominated;  (b)  the name and address, as they appear on the Corporation's books, of the stockholder making such nomination;  (c)  the class and number of shares of the Corporation which are beneficially owned by the stockholder;  (d)  a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;  (e)  a description of all arrangements or understandings between the stockholders and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder;  (f)  such other information regarding each nominee proposed by the stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange

Commission; and (g)  the consent of each nominee to serve as a Director of the Corporation if so elected.  The presiding officer of the meeting shall determine, if the facts warrant that such nomination was not made in accordance with the provisions of this Article II, Section 7, and if he should so determine, he shall so declare to the meeting and any nominations not properly made shall be disregarded.

                                ARTICLE III

                                  SHARES

     Share certificates shall be in a form adopted by the Board of

Directors and shall be signed by the President and by the Secretary.  Such certificates shall bear the seal of the Corporation.  The name of the persons to whom issued, the number of such shares which such certificate represents, the consideration for which the shares were issued and the date of issue shall be entered on the Corporation's books.



                                ARTICLE IV

                                 DIRECTORS

     Section 1.  NUMBER, ELECTION AND TERM OF OFFICE:  The Board of

Directors shall consist of no fewer than nine (9) nor more than fifteen

(15) persons (exclusive of Directors, if any, elected by the holders of one or more series of Preference Stock, which may at any time be outstanding,

voting separately as a class pursuant to the provisions of the

Corporation's within the foregoing limits exclusively by the Board of

Directors pursuant to a resolution adopted by the Board of Directors.  The number of positions of the Board of Directors, as fixed in accordance with the foregoing, is referred to herein as the "number of directorships."  The

Directors shall be classified (exclusively of Directors, if any, elected by the holders of one or more series of Preference Stock voting separately as a class) as provided in Article FOURTH of the Corporation's Certificate of

Incorporation, and the term of office of each Director shall be as provided therein.  No Director shall be eligible for re-election as a Director of the Corporation after such Director shall have attained the age of seventy

(70) and no officer of the Corporation, other than a person who has served as Chief Executive Officer of the Corporation, shall be eligible for re-

election as a Director of the Corporation after such person shall no longer be an officer of the Corporation or shall have attained the age of sixty-

five (65).



     Section 2.  RESIGNATION AND REMOVAL OF DIRECTORS:  Any Director of the

Corporation may resign and any Director may be removed from office, but only in accordance with the provisions of Article FOURTH of the

Corporation's Certificate of Incorporation.



     Section 3.  VACANCIES:  Newly created directorships resulting from any increase in the authorized number of directorships and vacancies on the

Board of Directors resulting from death, resignation, retirement,

disqualification, removal from office or other cause shall be filled by the

Board of Directors in accordance with the provisions of Article FOURTH of the Corporation's Certificate of Incorporation, and any Director elected to fill any newly created directorship or vacancy shall hold office for such term as is specified therein.



     Section 4.  POWERS:  The property, business and affairs of the

Corporation shall be managed by or under the direction of the directors who may exercise all power and do all the things that may be done by the

Corporation subject to provisions of law, the statues of the State of

Connecticut, the Certificate of Incorporation, these Bylaws and any vote of the stockholders.



     Section 5.  COMMITTEES:  The Board of Directors, by the affirmative vote of Directors holding a majority of the number of directorships, may appoint from the Directors an executive committee and such other committees as it may deem appropriate and may, to the extent permitted by law,

delegate to such committees any of the powers of the Board of Directors.  A majority of the committee shall have the power to act.  All committees shall keep full records of their proceedings and shall report the same to the Board of Directors.



     Section 6.  COMPENSATION:  The Directors may be paid their expenses,

if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as Directors, or both.  No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.  Members of special or standing committees may be allowed like compensation for attending committee meetings.



     Section 7.  DIRECTORS EMERITUS:  There shall be a class of Directors

Emeritus, eligibility for which shall be limited to those Directors who have served for thirty (30) or more consecutive years on the Board of

Directors of the Corporation or its predecessor companies and who, by reason of attaining the age of seventy (70), have become ineligible for further election to the Board of Directors of the Corporation.  Election to

the position of Director Emeritus shall be for life, unless such a person earlier resigns, and shall be effective upon the affirmative vote of a majority of Directors present at a duly constituted meeting of the

Corporation's Board of Directors.  The position of Director Emeritus shall be in recognition of past contributions to the Corporation, and any person so elected shall have no duties or responsibilities to the Corporation.  No

Director Emeritus shall be entitled to vote on any matter presented to the

Board, nor shall any Director Emeritus be counted for the purposes of determining a quorum.  The Board of Directors by annual resolution may invite one or more Directors Emeritus to attend Board meetings for the succeeding twelve (12) months, in which event such person or persons shall be compensated at the same rate paid to each Director for attendance at such meetings.





                                 ARTICLE V

                           MEETINGS OF DIRECTORS

     Section 1.  ANNUAL MEETINGS:  A regular meeting of the Board of

Directors shall be held without notice immediately after the annual meeting of stockholders, or as soon thereafter as convenient.  At such meeting, the

Board of Directors shall choose and appoint the officers of the Corporation who shall hold their offices, subject to prior removal by the Board of

Directors, until the next annual meeting or until their successors are chosen and qualify.



     Section 2.  REGULAR MEETINGS:  All other regular meetings of the Board of Directors may be held without notice at such date, time and place as the

Board of Directors may determine and fix by resolutions.



     Section 3.  SPECIAL MEETINGS:  Special meetings of the Board of

Directors may be held upon call of the President, or upon call of any one

(1) or more Directors.



     Section 4.  NOTICE:  Written or oral notice of the date, time and place of all special meetings of the Board of Directors shall be given to each Director personally or mailed to his/her residence or usual place of business at least two (2) days prior to the date of the meeting, provided that any one or more Directors, as to himself or themselves, may waive such notice in writing before or after a meeting or by attendance without protest at such meeting.



     Section 5.  QUORUM:  Directors holding a majority of the number of directorships shall constitute a quorum.  Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, all questions shall be decided by vote of majority of the Directors present at any meeting of the Board of Directors at which a quorum is present.



     Section 6.  DIRECTOR PARTICIPATION IN MEETING BY TELEPHONE:  A

Director may participate in a meeting of the Board of Directors by means of conference telephone or similar communications equipment enabling all

Directors participating in the meeting to hear one another, and participation in a meeting pursuant to this Article V, Section 6 shall constitute presence in person at such meeting.



     Section 7.  DIRECTORS' ACTION WITHOUT MEETING:  If all Directors

severally or collectively consent in writing to any action taken or to be taken by the Corporation, such action shall be as valid as though it has been authorized at a meeting of the Board of Directors.  The Secretary of the Corporation shall file such consent or consents with the minutes of the meeting of the Board of Directors.



                                ARTICLE VI

                                 OFFICERS

     Section 1.  TITLE, ELECTION AND DUTIES:  The Board of Directors shall appoint a President, one or more Vice Presidents, a Secretary, a Treasurer and such other officers, including a Chairman of the Board, as the Board of

Directors may from time to time deem appropriate.  The duties of the officers of the Corporation shall be such as are specified below and such as usually pertain to such offices, as well as such as may be prescribed from time to time by the Board of Directors.



     Section 2.  CHAIRMAN OF THE BOARD:  The Chairman shall preside at all meetings of the stockholders and the Board of Directors and shall perform such other duties as are properly required of him by the Board of

Directors.  If provided by the Board of Directors, the Chairman shall be the chief executive officer of the Corporation, and as such, the Chairman shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect.



     Section 3.  PRESIDENT:  Unless otherwise provided by the Board of

Directors, the President shall be the chief executive officer of the

Corporation.  In the absence of the Chairman or in the event of the

Chairman's liability or refusal to act, the President shall preside at all meetings of the stockholders and the Board of Directors.  If the President is the chief executive officer of the Corporation, he shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect.  The President shall also perform such other duties as are properly required of him by the Board of Directors.



     Section 4.  VICE PRESIDENT:  A Vice President shall act in the place of the President in the event of the absence or incapacity of the President and shall have such other duties as may from time to time be prescribed by the Board of Directors.



     Section 5.  SECRETARY:  The Secretary shall keep the minutes of the meetings of stockholders and the Board of Directors and shall give notice of all such meetings as required in these Bylaws.  He shall have custody of such minutes, the seal of the Corporation and the stock certificate records of the Corporation, except to the extent some other person is authorized to have custody and possession thereof by a resolution by the Board of

Directors.



     Section 6.  TREASURER:  The Treasurer shall keep the fiscal accounts of the Corporation including an account of all moneys received or disbursed.



                                ARTICLE VII

                                   SEAL

     The corporate seal shall consist of a circular disc with the name of the Corporation and the words "Connecticut" and "Seal" thereon.



                               ARTICLE VIII

                                AMENDMENTS

     These Bylaws may be amended, added to, rescinded or repealed by the affirmative vote of Directors holding a majority of the authorized directorships or by the affirmative vote of a majority of the voting power of the shares entitled to vote thereon, provided notice of the proposed change was given in the notice of the meeting, or, in the case of a meeting of the Board of Directors, in a notice given not less than two (2) days prior to the meeting; provided, however, that, notwithstanding any other provisions of these Bylaws or any provisions of law or the Corporation's

Certificate of Incorporation which might otherwise permit a less vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Voting Stock (as that term is defined in

Article Fourth of the Corporation's Certificate of Incorporation) required by law, the Corporation's Certificate of Incorporation or these Bylaws, the affirmative vote of the holders of at least eighty percent (80%) of the combined voting power of all the then-outstanding shares of the Voting

Stock, voting together as a single class, shall be required to alter, amend or repeal Section 2, 3, or 7 of Article II of these Bylaws, Section 1, 2,

or 3 of Article IV of these Bylaws or this proviso in this Article VIII.



                                ARTICLE IX

                                REFERENCES

     Reference in these Bylaws to a provision of the General Statutes of

Connecticut or any provision of Connecticut law set forth in such Statutes is to such provision of the General Statutes of Connecticut, Revision of

1958, as amended, or the corresponding provision(s) of any subsequent

Connecticut law.  Reference in these Bylaws to a provision of the

Connecticut Business Corporation Act is to such provision of the codification in the Connecticut General Statutes of the Connecticut

Business Corporation Act, as amended, or the corresponding provision(s) of any subsequent Connecticut law.